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                                  EXHIBIT 10.34

                             GREENWOOD BANK & TRUST
                             SPLIT DOLLAR AGREEMENT

     This Agreement between Community Capital Corporation, a South Carolina corporation, and Greenwood Bank & Trust, a South Carolina corporation collectively (the "Employer") and William G. Stevens (the "Employee") is entered into this 16th day of November, 1998.

                             BACKGROUND INFORMATION

     A. Employee is a valued employee of Employer and Employer wants to retain him in its employ.

     B. Employer, as an inducement to such continued employment, wants to assist Employee with his personal life insurance program.

     THEREFORE, Employer and Employee agree as follows:

1. Life Insurance. The life insurance policy with which the Agreement deals is
Policy Number         (the "Policy") issued by The Northwestern Mutual Life
              -------
Insurance Company, of Milwaukee, Wisconsin (the "Insurer") on the life of Employee. Employee shall be the sole owner of the policy.

2. Premium Payment. Each premium on the policy shall be paid by Employer as it becomes due.

3. Policy Dividends. Policy dividends shall be applied to purchase additional paid-up insurance protection.

4. Collateral Assignment of the Policy. To secure premiums paid by the Employer pursuant to paragraph 2 above, the Employee will execute an assignment of the Policy to the Employer. A copy of such assignment is attached hereto as Exhibit "A".

5. Payment of Proceeds. If the proceeds of the Policy become payable by reason of the Employee's death, the Employer shall have a right to receive the proceeds of the policy in an amount equal to the total death benefit payments under the Policy less the Employee's Agreed Death Benefit. For purposes of this Agreement, the Employee's Agreed Death Benefit shall be Two Million, Five Hundred Eighty Thousand and 00/100 Dollars ($2,580,000.00).

6. Termination. Except as provided in paragraph 13, this Agreement may be terminated, subject to the provisions in paragraphs 7, 8, and 9 below, by the Employee, or by the Employer with or without the consent of the other party by giving prior notice in writing to the other party.

7. Purchase of Insurance Upon Termination. If this Agreement terminates as provided in paragraph 6 above, the Employee shall have the right to pay the Employer, within 60 days of the date of such termination, an amount equal to the premiums paid by the Employer pursuant to this Agreement. If the Employee pays such amount within such time, the Employer shall forthwith release its collateral assignment.

8. Failure to Purchase Insurance. If the Employee fails to repay the amount provided in paragraph 8 above to the Employer within 60 days of termination of the Agreement, Employee shall execute any and all instruments that may be required to vest ownership of the Policy in the Employer. Thereafter, Employee shall have no further interest in the Policy.

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9. Payments. Any payments from the Policy to the Employer in connection with the rights granted to Employer under paragraph 4 shall first be made from Policy cash value attributable to the additional paid-up life insurance purchased by Policy dividends. Employee shall have no interest in such additional paid-up life insurance protection except to the extent the death benefit or cash value thereof exceeds the aggregate premiums paid by the Employer.

10. Insurance Company Not Liable. The Insurer shall be bound only by the provisions of and endorsement on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

11. Assignment. The Employee shall have the right to assign any part or all of the Employee's retained interest in the Policy and this Agreement to any person, entity or trust by execution of a written assignment delivered to the Employer and to the Insurer.

12. Amendment. The Employer and the Employee can mutually agree to amend this Agreement. Any such amendment shall be in writing and signed by the Employer and Employee.

13. Binding Effect and Change in Control. All obligations of the Employer under this Agreement shall be binding on any successor to the Employer, whether the existence of such successor is the result of (i) a direct or indirect purchase of all or substantially all of the stock, business and/or assets of the Employer, or (ii) a merger, consolidation or other similar transaction involving the Employer (such events described in (i) and (ii) to be referred to as a "Change in Control"). Notwithstanding paragraph 6 above, in the event of a Change in Control, the obligations of the Employer, or any successor, shall become nonterminable.

14. ERISA Requirements. The following provisions are part of this agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

(a)  The named fiduciary: The Employer.

(b) The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

(c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

(d)  For claims procedure purposes, the "Claims Manager" shall be:             .
                                                                   ------------

          (1) If for any reason a claim for benefits under this Plan is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent or required under ERISA, and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

               (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

               (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

          (2) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For

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               such review, the claimant or his representative may submit pertinent documents and written issues and comments.

          (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

     IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals, the Employer by its duly authorized officers, the day and year first above written.

                                             GREENWOOD BANK & TRUST


                                             By: /s/ Joe H. Patrick, Jr.
                                                 -------------------------------
                                                 Its: Chairman

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                                   EXHIBIT "A"

                                   ASSIGNMENT

Insurer:    The Northwestern Mutual Life Insurance Company, Milwaukee, Wisconsin

Insured:    William G. Stevens

Policy No.:
            ------------------

     THIS ASSIGNMENT is made by the undersigned Employee effective this 16th day of November, 1998.

DEFINITIONS:

A. "Assignee" shall mean The Greenwood Bank.

B. "Employed" shall mean William G. Stevens.

C. "Policy": The following policy of insurance issued by the Insurer on the life of the Insured, together with any supplementary contracts issued in conjunction therewith:

     Policy Number:                          Face Amount:
                    -----------------                     ----------------

D. "Policy Interest": The Assignee's Policy Interest shall be as set forth in The Greenwood Bank Split Dollar Agreement dated November 16, 1998 (the "Agreement"). The Insurer shall be entitled to rely on the Assignee's certification of the amount of its Policy Interest. The Insurer is not bound by nor deemed to have notice of the provisions of the Agreement, but shall be bound by the terms of the Policy.

RECITALS:

A. Under the Agreement, the Assignee has agreed to assist the Employee in payment of premiums on the Policy.

B. In consideration of such premium payments by the Assignee, the Employee hereby intends to grant the Assignee certain limited interests in the Policy.

THEREFORE, for the consideration set forth above and the consideration specified in the Agreement, it is agreed:

1. Assignment - The Employee hereby assigns, transfers and sets over to the Assignee, its successor and assigns, the following specific rights in the Policy and subject to the following terms and conditions:

     (a) The right to realize against the cash value of the Policy, to the extent of its Policy Interest, in the event of the Policy's surrender by the Employee.

     (b) The right to realize against proceeds of the Policy, to the extent of its Policy Interest, in the event of the Employee's death.

2. Retained Rights - Except as expressly provided in Section 1, the Employee retains all rights under the Policy including, but not limited to, the exclusive right to surrender and to borrow against the Policy without the consent of the Assignee.

3. Insurer - The Insurer is hereby authorized to recognize, and is fully protected in recognizing:

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     (a) The claims of the Assignee to rights hereunder, without investigating the reasons for such action by the Assignee, or the validity or the amount of such claims.

     (b) The Employee's request to borrow against or for surrender of the Policy without the written consent of the Assignee. Upon the surrender, the Policy shall be terminated and of no further force or effect.

4. Prohibition of Assignment by Assignee - The Assignee is prohibited from assigning its interest in the Policy to anyone other than the Employee.

5. Release of Assignment - Upon payment to the Assignee of its Policy Interest, the Assignee shall executive a written release of this Assignment.

IN WITNESS WHEREOF the Employee has executed this Assignment on the date first above written.

In the presence of:


  /s/ Hazel B. Hughes                     /s/ William G. Stevens
--------------------------------        --------------------------------
Witness                                 Employee


  /s/ April R. Ellison
--------------------------------
Witness